UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN		46515
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 294-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officers

In connection with the Company’s appointment of Mark Yost as President and Chief Executive Officer of the Company as of June 1, 2019, a subsidiary of the Company entered into an employment agreement with Mr. Yost on September 5, 2019, effective as of June 1, 2019 (the Employment Agreement).

Pursuant to the terms of the Employment Agreement, Mr. Yost is entitled to receive an annual base salary of $600,000 and an annual cash bonus based on the achievement of certain performance objectives, with a target and maximum annual bonus opportunity of 100% and 200% of annual base salary, respectively.

In addition, and pursuant to the terms of the Employment Agreement, Mr. Yost was granted 15,900 restricted stock units in accordance with the Company’s long-term incentive plan, which stock units vest-pro-ratably on each of the first three anniversaries of the effective date of the Employment Agreement.

If the employment of Mr. Yost is terminated other than for cause or if Mr. Yost resigns for good reason (as such terms are defined in the Employment Agreement), Mr. Yost will be entitled to receive, subject to execution of a release of claims and continued compliance with the restrictive covenants applicable to him, continued salary for a period of twenty-four (24) months following termination, contributions to the premium cost of his participation in group medical and dental plans for twenty-four (24) months following termination, any awarded but unpaid annual bonus compensation for the fiscal year prior to the year in which termination occurs, and prorated bonus compensation for the fiscal year in which termination occurs.  The Employment Agreement contains certain customary restrictive covenants with respect to protection of confidential information, non-compete and non-solicit provisions, assignment of intellectual property rights, as well as customary provisions regarding the reimbursement of business expenses.

There is no arrangement or understanding between Mr. Yost and the Company or any other persons or entities pursuant to which Mr. Yost was appointed as an Executive Officer other than the Employment Agreement and the Indemnification Agreement reported in the Form 8K filed on May 31, 2018. There are no family relationships between Mr. Yost and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company), and there are no transactions between the Company and Mr. Yost that require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.11	Employment Agreement by and between Champion Home Builders, Inc. and Mark Yost, dated September 5, 2019, effective as of June 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

By:	/s/ Robert Spence
Robert Spence
Senior Vice President, General Counsel and Secretary

Date: September 9, 2019